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                                   EXHIBIT 5.1



                                                                    Washington
                           WILMER, CUTLER & PICKERING                Baltimore
                                2445 M STREET, N.W.                   New York
                          WASHINGTON, D.C. 20037-1420                   London
                                    _________                         Brussels
                                                                        Berlin
                            TELEPHONE (202) 663-6000
                            FACSIMILE (202) 663-6363


                                November 5, 1998





U.S. Office Products Company
1025 Thomas Jefferson Place, N.W.
Suite 600E
Washington, D.C.  20007

         Re: U.S. Office Products Company Exchange Offer Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to U.S. Office Products Company, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to an exchange offer (the "Exchange Offer") pursuant to which the Company will exchange up to $400,000,000 principal amount of its outstanding 9-3/4% Senior Subordinated Notes due 2008 (the "Old Notes") for a like principal amount of the Company's 9-3/4% Senior Subordinated Notes due 2008 that have been registered under the Securities Act (the "New Notes"). The New Notes will be issued pursuant to an indenture, dated as of June 10, 1998 (the "Indenture"), between the Company and State Street Bank and Trust Company (the "Trustee"), and will be guaranteed pursuant to the Indenture (the "Guarantees") by certain subsidiaries of the Company (the "Guarantors").


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U.S. Office Products Company
November 5, 1998
Page 2



         In connection with this opinion, we have examined originals or copies of the (1) the Registration Statement; (2) the Prospectus that is a part of the Registration Statement (the "Prospectus"); (3) the Indenture; and (4) the Registration Rights Agreement dated as of June 5, 1998 by and among the Company and the Placement Agents (as defined therein) (the "Registration Rights Agreement"; collectively with the foregoing documents, the "Operative Documents").

         We have also examined original, reproduced or certified copies of resolutions adopted by the Company's and the Guarantors' boards of directors, the organizational documents of the Company and the Guarantors, and such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate to render the opinions set forth below, and have considered such questions of law as we have deemed necessary to enable us to render the opinions expressed below.

          In our examination of documents and records, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as telecopied, certified, photostatic or reproduced copies and the authenticity of all such documents. We have also assumed, but not independently verified, that all documents executed by a party other than the Company or the Guarantors were duly and validly authorized, executed and delivered by such party, that such party has the requisite power and authority to execute, deliver and perform such agreements and other documents, and that such agreements and other documents are legal, valid and binding obligations of such party and enforceable against such party in accordance with their respective terms.

         With respect to questions of fact material to our opinion, we have relied with your consent, without independent inquiry or verification by us, solely upon (a) the representations and warranties and factual matters set forth in each of the Operative Documents, including any exhibits or schedules attached thereto, respectively, (b) written and oral representations of officers of the Company and the Guarantors and (c) certificates of public officials. We do not opine in any respect as to the accuracy of any such facts contained in items
(a)-(c).

          This opinion is limited to the laws of the United States of America, New York law, the General Corporation Law of Delaware and the laws of the states of organization of the Guarantors. We express no opinion whatsoever as to any other laws or regulations or as to laws relating to choice of law or conflicts of law principles. We are members of the Bar of the District of Columbia and Maryland and do not hold ourselves out as being experts in the laws of any



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U.S. Office Products Company
November 5, 1998
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other jurisdiction. However, we have made an investigation of such laws to the extent necessary to render our opinion.

         Based upon the foregoing, subject to the assumptions, limitations and exceptions contained herein, and subject to the issuance by the Commission of an order declaring the Registration Statement effective, we are of the opinion that:

         1. When the New Notes, in the form filed as an exhibit to the Indenture, have been duly executed and authenticated in accordance with the Indenture and have been duly issued and delivered by the Company in exchange for an equal principal amount of Old Notes pursuant to the terms of the Indenture and the Exchange Offer, the New Notes will (x) be the legal and binding obligations of the Company enforceable against the Company in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (b) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability, as well as concepts of materiality, reasonableness, good faith and fair dealing, and (y) be entitled to the benefits of the Indenture; and

         2. When the New Notes, in the form filed as an exhibit to the Indenture, have been duly executed and authenticated in accordance with the Indenture and have been duly issued and delivered by the Company in exchange for an equal principal amount of Old Notes pursuant to the terms of the Indenture and the Exchange Offer, the Guarantees will constitute the legal and binding obligations of the Guarantors, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (b) rights of acceleration, if applicable, and the availability of equitable remedies may be limited by equitable principles of general applicability, as well as concepts of materiality, reasonableness, good faith and fair dealing.

         The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes which may thereafter be brought to our attention. Our opinions are based on statutory and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy or decision which may be enacted determined or adopted after the date hereof, nor assume any responsibility to advise you of future changes in our opinions.

         This opinion is furnished by us, as special counsel to the Company, to you and is solely for your benefit in connection with the Exchange Offer. We hereby consent to the use of this



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U.S. Office Products Company
Novbember 5, 1998
Page 4


opinion as an exhibit to the Registration Statement. We also consent to any and all references to our firm under the caption "Legal Matters" in the Prospectus.

                                            Very truly yours,

                                            WILMER, CUTLER & PICKERING



                                    By:     /s/ THOMAS W. WHITE
                                            --------------------------
                                            Thomas W. White
                                            A Partner